Exhibit 1.01

Silicon Laboratories Inc.

Conflict Minerals Report

Calendar Year Ended December 31, 2017

This Conflict Minerals Report of Silicon Laboratories Inc. (“Silicon Laboratories” or “the Company”) is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to “conflict minerals” as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”). Conflict minerals are defined by the SEC as cassiterite, columbite-tantalite, gold and wolframite, as well as their derivatives (including tantalum, tin and tungsten) and any other mineral or its derivatives determined by the United States Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively, “Covered Countries”).

The Rule imposes certain reporting obligations on SEC registrants that file reports under Section 13(a) or Section 15(d) of the Exchange Act whose products contain conflict minerals that are necessary to the functionality or production of their products, exempting conflict minerals that, prior to January 31, 2013, were located “outside of the supply chain” (as defined in the Rule). For products which contain necessary conflict minerals, the registrant must conduct in good faith a reasonable country of origin inquiry (“RCOI”) designed to determine whether any of the conflict minerals originated in the Covered Countries.  If, based on such inquiry, the registrant knows or has reason to believe that any of the necessary conflict minerals contained in its products originated or may have originated in a Covered Country and knows or has reason to believe that those necessary conflict minerals may not be solely from recycled or scrap sources, the registrant must conduct due diligence as to whether the necessary conflict minerals contained in those products did or did not directly or indirectly finance or benefit armed groups in the Covered Countries.  Products which do not contain necessary conflict minerals that directly or indirectly finance or benefit armed groups in the Covered Countries are considered “DRC conflict free.”

Certain of the Company’s products contain conflict minerals, including gold, tantalum, tin and/or tungsten. These minerals are necessary to the functionality of the products contracted by the Company to be manufactured. Pursuant to the Rule, the Company undertook due diligence measures on the source and chain of custody of the conflict minerals in its products that the Company had reason to believe may have originated from the Covered Countries and may not have come from recycled or scrap sources, to determine whether such products were DRC conflict free.

The following describes: (a) the design of the Company’s Conflict Minerals Program; (b) the Company’s conclusion based on its RCOI; (c) the measures the Company has taken to exercise due diligence on the source and chain of custody of the conflict minerals contained in its products; and (d) the Company’s products, including information on the facilities used to process the necessary conflict minerals in those products, the country of origin of the necessary conflict minerals in those products and the Company’s efforts to determine the mine or location of origin of those conflict minerals with the greatest possible specificity.

Part 1 — Due Diligence

Design of Conflict Minerals Program

The design of the Company’s conflict minerals program is in conformity with the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition, and related Supplements on Tin, Tantalum and Tungsten and on Gold (collectively, “OECD Guidance”), as it relates to the Company’s position in the minerals supply chain. Summarized below are the design components of the Company’s conflict minerals program as they relate to the five-step framework set forth in the OECD Guidance:

1.              Establish strong company management systems.

•                  Adopt and commit to a supply chain policy for minerals originating from conflict-affected and high-risk areas.

•                  The Company’s supply chain policy requires all suppliers to maintain a conflict-free sourcing policy and to comply with the Company’s internal policy based on the OECD Guidance.

•                  Structure internal management systems to support supply chain due diligence.

•                  Vendors that supply the Company with products containing conflict minerals are required to complete a Responsible Business Alliance (“RBA”), formerly known as the Electronic Industry Citizenship Coalition, Conflict Minerals Reporting Template (“CMRT”), a supply chain survey designed to identify the smelters, refiners and countries of origin of the conflict minerals in products the vendors supply to a customer.

•                  Establish a system of controls and transparency over the mineral supply chain.

•                  The Company maintains a dedicated internal system to track, analyze and approve supplier responses to supply chain surveys. The Company maintains records relating to its conflict minerals program in accordance with its record retention guidelines.

•                  Strengthen Company engagement with suppliers.

•                  The Company has created an internal system of controls to ensure that both current and new suppliers report information regarding their supply chain.

•                  Establish a Company level grievance mechanism.

•                  The Company maintains an external reporting system for individuals to report concerns of actions (including compliance with the Company’s conflict minerals program) that may not comply with the Company’s standards, contractual, regulatory or legal requirements.

2.              Identify and assess risks in the Company’s supply chain.

•                  Identify risks in the supply chain as recommended in the OECD Guidance Supplements.

•                  The Company reviews the components of the products provided by its suppliers to determine if such products may contain conflict minerals.

•                  The Company requests suppliers that provide products which may contain conflict minerals to complete the CMRT survey. The Company contacts vendors that do not respond to the supply chain survey by a specified date, requesting their responses. If necessary, the Company escalates its requests to management or other appropriate personnel as described in its supply chain policy.

•                  Assess risks of adverse impacts in light of the standards of the Company’s supply chain policy consistent with the due diligence recommendations in the OECD Guidance.

•                  The Company reviews completed CMRT surveys for compliance with the Company’s internal policy based on the OECD Guidance.

•                  The Company compares the smelters and refiners identified by the CMRT surveys against the list of facilities that have received a “conflict free” designation from the Responsible Minerals Assurance Process (“RMAP”), formerly known as the Conflict Free Smelter Program, an initiative organized by the RBA and the Global e-Sustainability Initiative.

•                  The Company assesses whether the smelters and refiners have carried out all elements of reasonable due diligence for responsible supply chains of minerals from conflict-affected and high-risk areas.

3.              Design and implement a strategy to respond to identified risks.

•                  Devise and adopt a risk management plan.

•                  The Company has adopted a risk management plan, which includes measures for risk mitigation for suppliers using smelters and refiners that have not received a conflict free designation from the RMAP.

•                  Implement the risk management plan, monitor and track performance of risk mitigation efforts and report back to designated senior management.

•                  The Company’s risk mitigation efforts for smelters and refiners that have not received a conflict free designation from the RMAP include: (a) reviewing the mine location; (b) requesting and reviewing Certificate of Origin documents from the supplier; (c)

requesting an action plan from the supplier; and (d) performing a risk assessment with an internal management team for further consideration of risk mitigation.

•                  Undertake additional fact and risk assessments for risks requiring mitigation, or after a change of circumstances.

•                  The Company’s conflict minerals policy is an on-going program for both current and new suppliers. Any change in the Company’s supply chain may require that certain steps be repeated in order to prevent or mitigate adverse impacts.

•                  Report findings of the supply chain risk assessment to the designated senior management of the Company.

•                  The Company reports findings from its supply chain risk assessment to its Executive Quality Council, which consists of members of the Company’s executive management.

•                  If and when required by the Rule, obtain an independent private sector audit of the Company’s Conflict Minerals Report.

4.              Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain.

•                  The Company supports development and implementation of due diligence practices and tools, including:

•                  The CMRT survey completed by the Company’s suppliers,

•                  The Conflict Free Smelter Program used by the Company to determine facilities that have received a conflict free designation.

•                  The Company encourages all of its conflict mineral suppliers to use facilities that have received a conflict free designation.

5.              Report on supply chain due diligence.

•                  The Company publicly reports on its supply chain due diligence policies and practices in the Investor Relations section of its website at www.silabs.com.

Conclusion Based on Reasonable Country of Origin Inquiry

Step 2 of the Company’s Conflict Minerals Program, Identify and assess risks in the Company’s supply chain, represents its RCOI. This step is designed to determine whether any of the conflict minerals in the Company’s products originated in the Covered Countries. Based on the results of the Company’s RCOI, the following was determined:

•                  A portion of the necessary conflict minerals contained in the Company’s products originated or may have originated in the Covered Countries and those necessary conflict minerals may not be solely from recycled or scrap sources. The Company performed due diligence measures on these conflict minerals.

•                  A portion of the necessary conflict minerals contained in the Company’s products are from recycled or scrap sources. Conflict minerals obtained from recycled or scrap sources are considered DRC conflict free pursuant to Rule 13p-1.

Description of Due Diligence Measures Performed

Steps 3 and 4 of the Company’s Conflict Minerals Program, Design and implement a strategy to respond to identified risks and Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain, respectively, represent the due diligence measures performed by the Company. The purpose of these measures is to determine whether the necessary conflict minerals contained in the Company’s products did or did not directly or indirectly finance or benefit armed groups in the Covered Countries in order to conclude whether such products were DRC conflict free.

Below is a description of the measures the Company performed to exercise due diligence on the source and chain of custody of the necessary conflict minerals contained in its products:

•                  Adopted a risk management plan, which included measures for risk mitigation for suppliers using smelters and refiners that have not received a conflict free designation from the RMAP.

•                  Requested the Company’s existing and new conflict mineral suppliers to use facilities that have received a conflict free designation. Suppliers that use facilities without such designation may be removed as an approved vendor.

•                  Monitored and tracked suppliers to ensure compliance with the Company’s Conflict Minerals Sourcing Policy.

•                  Performed risk mitigation efforts with suppliers identified to be in conformity with our Conflict Minerals Sourcing Policy by working with them to bring them into compliance.

•                  Reported findings from the Company’s supply chain risk assessment to its Executive Quality Council.

Results of Due Diligence Measures and Product Determination

The Company received responses from all of its direct suppliers subject to the supply chain survey for 2017. Collectively, their responses listed 249 smelters and refiners within their supply chains. The tables below list the smelters and refiners of conflict minerals within our supply chain for 2017. Our efforts to determine this population are described above under the caption “Description of Due Diligence Measures Performed.” The information presented is derived from information provided by our direct suppliers and the RMAP.

Independent Private Sector Audit

An independent private sector audit is not required for 2017.

Future Due Diligence Measures

For the next reporting period, the Company is continuing to engage in the activities described above in “Design of Conflict Minerals Program” to mitigate the risk that its necessary conflict minerals benefit armed groups. The Company will continue to contact suppliers that use smelters and refiners identified in its supply chain survey process that have not received a conflict free designation and request their participation in the RMAP or other independent third party audit program in order for them to obtain such a conflict free designation.

Part 2 — Product Description

Description of the Company’s products

Silicon Laboratories is a leading provider of silicon, software and solutions for a smarter, more connected world. Our primary semiconductor products are mixed-signal integrated circuits (ICs), which are electronic components that convert real-world analog signals, such as sound and radio waves, into digital signals that electronic products can process.

As a fabless semiconductor company, we rely on third-party semiconductor fabricators to manufacture the silicon wafers that reflect our IC designs. Each wafer contains numerous die, which are cut from the wafer to create a chip for an IC. We rely on third parties to assemble, package, and, in most cases, test these devices and ship these units to our customers.

The following facilities, to the extent known, are used to process the necessary conflict minerals in the Company’s products:

Metal	Facility Name
Gold	Advanced Chemical Company
Gold	Aida Chemical Industries Co., Ltd.

Gold	Al Etihad Gold LLC
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Córrego do Sítio Mineração
Gold	Argor-Heraeus S.A.
Gold	Asahi Pretec Corp.
Gold	Asahi Refining Canada Ltd.
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co., Ltd.
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	Aurubis AG
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Cendres + Métaux S.A.
Gold	China’s Shandong Gold Mining Co., Ltd
Gold	Chugai Mining
Gold	Daejin Indus Co., Ltd.
Gold	DODUCO GmbH
Gold	Dowa
Gold	DSC (Do Sung Corporation)
Gold	Eco-System Recycling Co., Ltd.
Gold	Elemetal Refining, LLC
Gold	Emirates Gold DMCC
Gold	Fidelity Printers and Refiners Ltd.
Gold	Geib Refining Corporation
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.
Gold	Guangdong Jinding Gold Limited
Gold	Heimerle + Meule GmbH
Gold	Heraeus Ltd. Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Japan Mint
Gold	Jiangxi Copper Co., Ltd.
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Kaloti Precious Metals
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC
Gold	KGHM Polska Miedz Spolka Akcyjna
Gold	Kojima Chemicals Co., Ltd.
Gold	Korea Zinc Co., Ltd.
Gold	Kyrgyzaltyn JSC
Gold	LS-NIKKO Copper Inc.
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies S.A.
Gold	Metalor USA Refining Corporation

Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Morris and Watson
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.
Gold	Navoi Mining and Metallurgical Combinat
Gold	Nihon Material Co., Ltd.
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)
Gold	OJSC Novosibirsk Refinery
Gold	PAMP S.A.
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Precinox S.A.
Gold	Rand Refinery (Pty) Ltd.
Gold	Republic Metals Corporation
Gold	Royal Canadian Mint
Gold	Samduck Precious Metals
Gold	SAXONIA Edelmetalle GmbH
Gold	Schone Edelmetaal B.V.
Gold	SEMPSA Joyería Platería S.A.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Singway Technology Co., Ltd.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	Sudan Gold Refinery
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	T.C.A S.p.A
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	Tokuriki Honten Co., Ltd.
Gold	Torecom
Gold	Umicore Brasil Ltda.
Gold	Umicore Precious Metals Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi S.A.
Gold	Western Australian Mint trading as The Perth Mint
Gold	WIELAND Edelmetalle GmbH
Gold	Yamamoto Precious Metal Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	Conghua Tantalum and Niobium Smeltry
Tantalum	Duoluoshan
Tantalum	Exotech Inc.
Tantalum	F&X Electro-Materials Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	H.C. Starck Co., Ltd.
Tantalum	H.C. Starck GmbH Goslar
Tantalum	H.C. Starck Hermsdorf GmbH
Tantalum	H.C. Starck Inc.

Tantalum	H.C. Starck Ltd.
Tantalum	H.C. Starck Smelting GmbH & Co. KG
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Hi-Temp Specialty Metals, Inc.
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited
Tantalum	LSM Brasil S.A.
Tantalum	Mineração Taboca S.A.
Tantalum	Mitsui Mining and Smelting Co., Ltd.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	NPM Silmet AS
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Taki Chemical Co., Ltd.
Tantalum	Telex Metals
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.
Tin	Alpha
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	China Tin Group Co., Ltd.
Tin	Cooperativa Metalurgica de Rondônia Ltda.
Tin	CV Ayi Jaya
Tin	CV Dua Sekawan
Tin	CV Gita Pesona
Tin	CV Serumpun Sebalai
Tin	CV Tiga Sekawan
Tin	CV United Smelting
Tin	CV Venus Inti Perkasa
Tin	Dowa
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	Elmet S.L.U.
Tin	EM Vinto
Tin	Fenix Metals
Tin	Gejiu Fengming Metallurgy Chemical Plant
Tin	Gejiu Jinye Mineral Company
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Guanyang Guida Nonferrous Metal Smelting Plant
Tin	HuiChang Hill Tin Industry Co., Ltd.
Tin	Huichang Jinshunda Tin Co., Ltd.
Tin	Jiangxi Ketai Advanced Material Co., Ltd.
Tin	Magnu’s Minerais Metais e Ligas Ltda.
Tin	Malaysia Smelting Corporation (MSC)
Tin	Melt Metais e Ligas S.A.
Tin	Metallic Resources, Inc.
Tin	Metallo-Chimique N.V.
Tin	Mineração Taboca S.A.
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	Operaciones Metalurgical S.A.
Tin	PT Aries Kencana Sejahtera

Tin	PT Artha Cipta Langgeng
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Babel Inti Perkasa
Tin	PT Bangka Prima Tin
Tin	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera
Tin	PT Bukit Timah
Tin	PT Cipta Persada Mulia
Tin	PT DS Jaya Abadi
Tin	PT Eunindo Usaha Mandiri
Tin	PT Inti Stania Prima
Tin	PT Justindo
Tin	PT Karimun Mining
Tin	PT Kijang Jaya Mandiri
Tin	PT Lautan Harmonis Sejahtera
Tin	PT Menara Cipta Mulia
Tin	PT Mitra Stania Prima
Tin	PT O.M. Indonesia
Tin	PT Panca Mega Persada
Tin	PT Prima Timah Utama
Tin	PT Refined Bangka Tin
Tin	PT Sariwiguna Binasentosa
Tin	PT Stanindo Inti Perkasa
Tin	PT Sukses Inti Makmur
Tin	PT Sumber Jaya Indah
Tin	PT Timah (Persero) Tbk Kundur
Tin	PT Timah (Persero) Tbk Mentok
Tin	PT Tinindo Inter Nusa
Tin	PT Tommy Utama
Tin	Resind Indústria e Comércio Ltda.
Tin	Rui Da Hung
Tin	Soft Metais Ltda.
Tin	Thaisarco
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	VQB Mineral and Trading Group JSC
Tin	White Solder Metalurgia e Mineração Ltda.
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Yunnan Tin Company Limited
Tungsten	A.L.M.T. TUNGSTEN Corp.
Tungsten	ACL Metais Eireli
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	H.C. Starck GmbH
Tungsten	H.C. Starck Smelting GmbH & Co. KG
Tungsten	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten	Hydrometallurg, JSC
Tungsten	Japan New Metals Co., Ltd.

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Moliren Ltd.
Tungsten	Niagara Refining LLC
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC
Tungsten	Philippine Chuangxin Industrial Co., Inc.
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten	Unecha Refractory metals plant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.
Tungsten	Wolfram Bergbau und Hütten AG
Tungsten	Woltech Korea Co., Ltd.
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.

The countries of origin of the necessary conflict minerals in the Company’s products are believed to include:

Australia, Austria, Belgium, Bolivia, Brazil, Canada, China, Democratic Republic of the Congo, Estonia, Germany, India, Indonesia, Italy, Japan, Kazakhstan, Kyrgyzstan, Malaysia, Mexico, Mozambique, Netherlands, New Zealand, Peru, Philippines, Poland, Portugal, Russian Federation, Rwanda, Singapore, South Africa, South Korea, Spain, Sudan, Sweden, Switzerland, Taiwan, Thailand, Turkey, United Arab Emirates, United States, Uzbekistan, Vietnam and Zimbabwe.

Efforts to determine the mine or location of origin with the greatest possible specificity of the necessary conflict minerals in the Company’s products:

In an effort to determine the mine or location of origin of the necessary conflict minerals in its products that are DRC conflict free with the greatest possible specificity, the Company developed and conducted the due diligence measures described in Part 1 of this Conflict Minerals Report.